UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLAYERS NETWORK
(Exact name of Registrant as specified in its charter)

Nevada	88-0343702
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1771 E. Flamingo Road, #201-A
Las Vegas, NV 89119
(Address of Principal Executive Offices, including ZIP Code)

Amended and Restated 2004 Non-Qualified Stock Option Plan
(Full title of the plan)

Mark Bradley

Chief Executive Officer

Players Network

1771 E. Flamingo Road, #201-A

Las Vegas, NV 89119

(Name and address of agent for service)

(702) 734-3457

(Telephone number, including area code, of agent for service)

Copy to:

Diane D. Dalmy

Attorney at Law

2000 East 12th Avenue

Suite 32/10B

Denver, Colorado 80206

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
$0.001 par value common stock	20,000,000	$0.008	$160,000	$20.61
TOTALS	20,000,000	$0.008	$160,000	$20.61

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered under this registration statement will automatically be increased to cover any additional shares of the registrant’s common stock that become issuable with respect to the securities registered hereunder by reason of any stock split, stock dividend, extraordinary dividend, combination of shares, mergers, consolidations, recapitalizations or other similar transactions as required by the Amended and Restated 2004 Non-Qualified Stock Option Plan.

(2)	Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the filing fee.

(3)	The proposed maximum offering price and registration fee are based upon the sum obtained by adding (i) the product of 20,000,000 shares of common stock registered hereby under the Amended and Restated 2004 Non-Qualified Stock Option Plan multiplied by $0.008 (the average of the high and low sales prices per share of common stock, as reported on the Over-the-Counter Bulletin Board on December 11, 2013, which is within five days of the filing of this registration statement.

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INCORPORATION BY REFERENCE OF PRIOR REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Players Network, a Nevada corporation (the “Company”) relating to 20,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Amended and Restated 2004 Non-Qualified Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 were sent or given to participants in the Plan as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I, those documents are not filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or a prospectus under Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference into this Registration Statement, other than any portions of the respective filings that were furnished rather than filed (pursuant to Item 2.02 or Item 7.01 of the Current Reports on Form 8-K or other applicable SEC rules):

(a)	The Company’s Registration Statement on Form S-1 filed with the SEC on July 24, 2013 (SEC File No. 333-190107).

(b)	The Company’s Annual Reports on Form 10-K for fiscal year ended December 31, 2012 filed with the SEC on April 12, 2013 (SEC File No. 000-29363).

(c)	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2013 filed with the SEC on November 19, 2013, June 30, 2013 filed with the SEC on August 13, 2013 and March 31, 2013 filed with the SEC on May 13, 2013 (SEC File No. 000-29363).

(d)	Description of the Company's common stock contained or incorporated in the registration statements filed by the Company under the Securities Act of 1933, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or other applicable SEC rules) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

The following description of our capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws that we have filed with the SEC. The terms of these securities may also be affected by the Nevada Revised Statutes.

General

We currently have authorized 600,000,000 shares of common stock, 2,000,000 shares of Series A preferred stock and 10,873,347 shares of Series B preferred stock.

Common Stock

As of December 11, 2013, we had 130,161,812 shares of common stock issued and outstanding and held by 288 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

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Preferred Stock

As of December 11, 2013, we had 2,000,000 shares of Series A preferred stock issued and outstanding and held by two stockholders of record. Holders of our Series A preferred stock are entitled to 25 votes for each share on all matters submitted to a stockholder vote. As of December 11, 2013, 4,349,339 shares of Series B preferred stock common stock were issued and outstanding and held by one stockholder of record. Holders of the Company’s Series B Preferred Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our Series B Preferred Stock have the right to designate or elect one of the Company’s directors and holders of our of Series A and Series B Preferred Stock voting together as a single class have the right to designate or elect one of the Company’s directors.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Company's Articles of Incorporation and Bylaws provide for the indemnification of any present or former director or officer. The Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director. We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Under the Company's Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed

Not applicable.

Item 8. Exhibit List

Reference is made to the Exhibit Index

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Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, as of December 16, 2013.

PLAYERS NETWORK

By:	/s/ Mark Bradley
Mark Bradley
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Bradley, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Capacity:	Date:

/s/ Mark Bradley	Chief Executive Officer and Director	December 16, 2013
Mark Bradley	(Principal Executive Officer and Principal Financial Officer)

/s/ Michael Berk	Director	December 16, 2013
Michael Berk

/s/ Doug Miller	Director	December 16, 2013
Doug Miller

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EXHIBIT INDEX

3.1	Certificate of Amendment to Articles of Incorporation (incorporated by reference as Exhibit 3.5 of the Company's Registration Statement on Form 10-Q filed on May 13, 2013)

3.2	Bylaws of the Company (incorporated by reference as Exhibit 2.(A)(2) of the Company's Registration Statement on Form 10-SB filed on February 7, 2000)

4.1*	Amended and Restated 2004 Non-Qualified Stock Option Plan

5.1*	Legal Opinion of Diane D. Dalmy, Attorney at Law

23.1*	Consent of Counsel (included in Exhibit 5.1)

23.2*	Consent of M&K CPAS, PLLC, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included in signature pages to this registration statement)

_____________

* Filed herewith

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